Exhibit 3.1

Date and Time: December 23, 2014 04:07 PM Pacific Time

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 23, 2014 03:58 PM Pacific Time

Incorporation Number:	BC1023108

Recognition Date and Time:	Incorporated on December 23, 2014 03:58 PM Pacific Time

NOTICE OF ARTICLES

An unlimited liability company must set out on the face of each share certificate the following statement:

“The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.”

Name of Company:

CIVEO CANADIAN HOLDINGS ULC

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
250 HOWE STREET, 20TH FLOOR	250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8	VANCOUVER BC V6C 3R8
CANADA	CANADA

RECORDS OFFICE INFORMATION
Mailing Address:	Delivery Address:
250 HOWE STREET, 20TH FLOOR	250 HOWE STREET, 20TH FLOOR
VANCOUVER BC V6C 3R8	VANCOUVER BC V6C 3R8
CANADA	CANADA

BC1023108 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Steininger, Frank C.

Mailing Address:	Delivery Address:
THREE ALLEN CENTER, 333 CLAY STREET	THREE ALLEN CENTER, 333 CLAY STREET
SUITE 4980	SUITE 4980
HOUSTON TX 77002	HOUSTON TX 77002
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:

Dodson, Bradley J.

Mailing Address:	Delivery Address:
THREE ALLEN CENTER, 333 CLAY STREET	THREE ALLEN CENTER, 333 CLAY STREET
SUITE 4980	SUITE 4980
HOUSTON TX 77002	HOUSTON TX 77002
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	550,000,000	Common Shares	With a Par Value of
			0.01 Canadian Dollar(s) each

			With Special Rights or
			Restrictions attached

2.	50,000,000	Preferred Shares	With a Par Value of
			0.01 Canadian Dollar(s) each

			With Special Rights or
			Restrictions attached

1.	50,000,000	Series 1	Special Rights or
			Restrictions are attached

BC1023108 Page: 2 of 2